Exhibit 99.8(d)(ii)

AMENDMENT

TO

AMENDED AND RESTATED

FUND PARTICIPATION AGREEMENT

This AMENDMENT (the “Amendment”) amends that certain Amended and Restated Fund Participation Agreement dated as of February 1, 2015, as amended (the “Agreement”) between Protective Life Insurance Company (“Insurance Company”), and each Participating Fund.  Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Agreement

WHEREAS, the parties desire to amend Exhibit A of the Agreement to update the list of Separate Accounts subject to the Agreement;

WHEREAS, the parties further desire to amend Exhibit B of the Agreement to update the list of Participating Funds subject to the Agreement;

WHEREAS, the parties further desire to amend the Agreement to update the names of certain entities referenced in the Agreement.

NOW, THEREFORE, in consideration of the mutual covenants contained in the Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.              Exhibit A of the Agreement is hereby deleted in its entirety and replaced with the new Exhibit A attached hereto.

2.              Exhibit B of the Agreement is hereby deleted in its entirety and replaced with the new Exhibit B attached hereto.

3.              The name of The Dreyfus Corporation was changed to BNY Mellon Investment Adviser, Inc., effective June 2019.  Accordingly, all references in the Agreement to “The Dreyfus Corporation” or “Dreyfus” are hereby deleted and replaced with “BNY Mellon Investment Adviser” and “BNYMIA,” respectively.

4.              The name of MBSC Securities Corporation was changed to BNY Mellon Securities Corporation, effective June 2019.  Accordingly, all references in the Agreement to “MBSC Securities Corporation” or “MBSC” are hereby deleted and replaced with “BNY Mellon Securities Corporation” and “BNYMSC,” respectively.

5.              Accordingly, all references to “MBSC Securities Corporation” and “MBSC” in the Agreement are hereby changed to “BNY Mellon Securities Corporation” and “BNYMSC,” respectively.

6.              This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which taken together shall constitute one and the same Amendment.

7.              This Amendment will be effective as of December 1, 2020 (the “Effective Date”)

8.              Except as otherwise specifically provided for herein, the Agreement shall remain in full force and effect.

[SIGNATURES FOLLOW ON NEXT PAGE]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the Effective Date.

PROTECTIVE LIFE INSURANCE COMPANY	EACH PARTICIPATING FUND

Signed:	Signed:

Name:	Name:

Title:	Title:

BNY MELLON INVESTMENT ADVISER, INC. (with respect to Article X only)

Signed:

Name:

Title:

EXHIBIT A

Name of Separate Accounts

Non-COLI Business:

Protective Acquired Variable Separate Account

Protective Acquired Variable Annuity Separate Account

RetireMap Variable Account

Titanium Annuity Variable Account

Titanium Universal Life Variable Account

COLI Business:

Protective COLI PPVUL

Protective COLI VUL

EXHIBIT B

LIST OF PARTICIPATING FUNDS

The provisions of this Agreement apply exclusively to the dealer code and branch codes specified in this Exhibit B.  Insurance Company is solely responsible for providing the correct dealer and branch codes on each account.

Dealer Code: [  ] Branch Code: [  ]

Fund Name	Share Class
BNY Mellon Investment Portfolios:
MidCap Stock Portfolio	Service
Small Cap Stock Index Portfolio	Service
Technology Growth Portfolio	Service

BNY Mellon Stock Index Fund, Inc.	Initial

BNY Mellon Sustainable U.S. Equity Portfolio, Inc. (formerly, The Socially Responsible Growth Fund, Inc.)	Initial and Service Shares

BNY Mellon Variable Investment Fund
Appreciation Portfolio	Initial Shares
Growth and Income Portfolio	Initial Shares
Government Money Market Portfolio (formerly, Money Market Portfolio)	-
Opportunistic Small Cap Portfolio	Initial Shares

Dealer Code: [  ] Branch Code: [  ]

Fund Name	Share Class
BNY Mellon Investment Portfolios:
MidCap Stock Portfolio	Initial
Small Cap Stock Index Portfolio	Service
Technology Growth Portfolio	Initial

BNY Mellon Stock Index Fund, Inc.	Initial

BNY Mellon Sustainable U.S. Equity Portfolio, Inc. (formerly, The Socially Responsible Growth Fund, Inc.)	Initial

BNY Mellon Variable Investment Fund
Government Money Market Portfolio (formerly, Money Market Portfolio)	-